Exhibit 99.1

Vaccitech Reports Second Quarter 2022 Financial Results and Recent Corporate Developments

Oxford, United Kingdom, August 9, 2022 - Vaccitech plc (NASDAQ: VACC) today announced its financial results for the second quarter ended June 30, 2022 and provided an overview of the Company’s recent corporate developments. Vaccitech is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases, autoimmunity, and cancer.

“The highlight of another productive quarter was interim data from our ongoing Phase 1b/2a clinical trial of VTP-300 in patients with chronic hepatitis B,” said Bill Enright, Vaccitech’s CEO. “We saw not only a robust T Cell response, but also sustained HBsAg reductions with a single treatment - interim data points that, to our knowledge, have not been observed together in clinical trials of other immunotherapeutics in this indication. This quarter we have recognized further royalty and milestone payments related to the sales of Vaxzevria®, AstraZeneca’s COVID-19 vaccine, which have contributed significant non-dilutive capital to support the company’s clinical and preclinical programs going forward.”

Second Quarter 2022 and Recent Corporate Developments

License revenue:

•	On April 6, 2022, the Company announced that it had been notified of the commencement of royalty payments related to commercial sales of Vaxzevria®. The Company’s share of milestone and royalty payments received by Oxford University Innovation, or OUI, from AstraZeneca in the second quarter of 2022 amounted to $17.1 million, relating to commercial sales of Vaxzevria® during the first quarter of 2022.

Clinical developments:

•	On April 29, 2022, the Company received scientific advice from the EMA defining a licensure pathway for its MERS vaccine candidate, VTP-500.

•	In May, the Company completed enrollment for a Phase 1b/2a clinical trial, HBV002, to evaluate the safety and immunogenicity of VTP-300 with or without an anti-PD-1 therapy in patients with chronic Hepatitis B (HBV) infection whose infection has been suppressed with oral antiviral medication.

•	In June, Arbutus Biopharma Corporation (Arbutus) and the Company dosed the first patient in a randomized, multi-center, blinded Phase 2a clinical trial to evaluate the safety, antiviral activity, and immunogenicity of the combination of Arbutus’ RNAi therapy, AB-729, with the Company’s immunotherapy, VTP-300, plus standard of care for the treatment of patients with virologically suppressed chronic HBV infection.

•	In June, at the 2022 EASL International Liver Congress™, the Company presented data showing that VTP-300, both as monotherapy and in combination with a single low-dose of nivolumab at the time of the booster dose, induced sustained reductions of HBV surface antigen (HBsAg) in some patients, and a robust T cell response, of which CD8+ T cells were predominant, against all encoded antigens in patients with chronic HBV infection.

•	In July, the Company enrolled the 60th patient into the Company’s Phase 1b/2 clinical trial of VTP-200, HPV001, to evaluate a potential treatment for persistent high-risk HPV infection.

Pre-clinical development:

•	In April, the Company launched a program for the treatment of HPV-associated cancers and moved forward with a second immunotherapeutic program designed to induce regulatory T cells in patients with celiac disease, both utilizing the SNAPvax™ platform.

Upcoming Milestones

•	In the fourth quarter of 2022, the Company expects to report additional data from the ongoing Phase 1b/2a clinical trial of VTP-300 in patients with chronic HBV infection.

•	In the fourth quarter of 2022, the Company expects to initiate dosing of HBV003, a Phase 2b clinical trial of VTP-300 in patients with chronic HBV infection.

•	In the fourth quarter of 2022, the Company expects to initiate dosing in a Phase 1/2 clinical trial of VTP-850 in patients with prostate cancer.

•	In the first quarter of 2023, the Company intends to conduct an interim efficacy review of HPV001, a Phase 1b/2 clinical trial of VTP-200, a potential treatment for low grade HPV-related cervical lesions.

•	In 2023, the Company expects to submit Investigational New Drug (IND) applications for its two lead SNAPvax candidates, VTP-1000 for the treatment of celiac disease and VTP-1100 for the treatment of HPV-associated cancers.

Second Quarter 2022 Financial Highlights:

•	Cash position: As of June 30, 2022, cash and cash equivalents were $192.3 million, compared to $214.1 million as of December 31, 2021. The decrease in cash was primarily due to $15.0 million of net cash used in operating activities, $3.1 million of net cash used in investing activities, and an effect of $3.5 million from exchange rate movements on cash and cash equivalents.

•	Revenues: Revenues were $17.1 million in the second quarter of 2022 compared to $15.0 million in the first quarter of 2022. Revenues comprised the Company’s share of milestone and royalty payments received by OUI from AstraZeneca related to commercial sales of Vaxzevria®.

•	Research and development expenses: Research and development expenses were $9.7 million in the second quarter of 2022 compared to $10.7 million in the first quarter of 2022. The decrease in R&D expenses from the previous quarter was primarily due to lower R&D personnel-related costs and decreased spending on the development of VTP-200 and VTP-850.

•	General and administrative expenses: General and administrative expenses were a gain of $6.4 million (after including a foreign exchange gain of $15.2 million) in the second quarter of 2022, compared to an expense of $3.9 million (after including a foreign exchange gain of $5.3 million) in the previous quarter. Excluding the foreign exchange gain, G&A expenses were $8.8 million in the second quarter of 2022, which were mainly attributable to personnel expenses of $4.3 million, including the share-based payment charge of $2.1 million, insurance costs of $1.6 million, and legal and professional fees of $1.0 million. Excluding the foreign exchange gain, G&A expenses for the previous quarter were $9.2 million and were mainly attributable to personnel expenses of $4.3 million, including the share-based payment charge of $3.1 million, insurance costs of $1.7 million, and legal and professional fees of $1.3 million.

•	Net Income: For the second quarter of 2022, the Company generated a net income attributable to its shareholders of $15.7 million, or $0.41 per fully diluted share and $0.42 per basic share, compared to a net income attributable to shareholders of $2.6 million, or $0.068 per fully diluted share and $0.070 per basic share, for the previous quarter.

About Vaccitech

Vaccitech plc (“the Company”) is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment of chronic infectious diseases, cancer, autoimmunity, and other diseases where the T cell arm of the immune system is believed to play an important role. The company’s proprietary platforms include modified simian adenoviral vectors (ChAdOx1 and ChAdOx2), other viral vectors including the well-validated Modified vaccinia Ankara (MVA), and synthetic nano-particle technologies (SNAPvax™ and Syntholytic™). The combination of different technologies in a mix and match approach (heterologous prime-boost) consistently generates significantly higher magnitudes of T cells compared with other technologies and approaches. The Company has a broad pipeline of both clinical and preclinical stage therapeutic programs to treat solid tumors, chronic viral infections as well as additional prophylactic viral vaccine programs. Vaccitech co-invented a COVID-19 vaccine, Vaxzevria®, with the University of Oxford, now approved for use in many territories and exclusively licensed worldwide to AstraZeneca through OUI. Vaccitech is entitled to receive a share of all milestone and royalty income received by OUI from AstraZeneca related to Vaxzevria®.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “could,” “if,” “forward,” “expect,” “intend,” “believe,” “estimate,” “potential,” “on track,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward looking statements include express or implied statements regarding the Company’s future expectations, plans and prospects, and include, without limitation, statements regarding the timing and advancement of the Company’s programs, including the clinical trials of VTP-200, VTP-300, andVTP-850, statements regarding the timing for the potential IND applications for the Company’s two lead SNAPvax candidates, VTP1000 and VTP 1100, statements regarding the updated interim analysis from the HBV002 study, and statements regarding the Company’s capital . Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the success, cost and timing of the Company’s product development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, the Company’s ability to fund its operations, global economic uncertainty and the impact that the current ongoing COVID-19 pandemic will have on the Company’s clinical trials, preclinical studies and access to capital and other risks identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Report on Form 10-Q for the second quarter of 2022 and subsequent filings with the SEC. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

VACCITECH PLC

CONDENSED Consolidated Balance SheetS

(In THOUSANDS, except Number of shares and per share AMOUNTS)

(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$192,327	$214,054
Accounts receivable	-	20
Accounts receivable - related parties	17,048	-
Research and development incentives receivable	5,217	6,229
Prepaid expenses and other current assets	11,699	6,462
Total current assets	226,291	226,765
Goodwill	12,630	12,630
Property and equipment, net	7,044	1,829
Intangible assets, net	29,850	31,430
Right of use assets, net	8,339	7,257
Other assets	902	804
Total assets	$285,056	$280,715

LIABILITIES AND SHARESHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,475	$2,419
Accrued expenses and other current liabilities	7,256	7,875
Deferred revenue	136	182
Current portion of lease liability	299	523
Debt	-	159
Total current liabilities	12,166	11,158
Lease liability – non current	8,314	6,540
Contingent consideration	2,727	2,371
Deferred tax liability, net	6,306	8,084
Other non-current liabilities	776	-
Total liabilities	$30,289	$28,153
Commitments and contingencies
Shareholders’ equity:
Ordinary shares, £0.000025 nominal value; 37,216,162 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 37,188,730)	1	1
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 63,443)	86	86
Deferred B shares, £0.01 nominal value; 570,987 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 570,987)	8	8
Deferred C shares, £0.000007 nominal value, 27,828,231 shares authorized, issued and outstanding (December 31, 2021: authorized, issued and outstanding: 27,828,231)	0 [1]	0 [1]
Additional paid-in capital	375,835	369,103
Accumulated deficit	(90,296)	(108,585)
Accumulated other comprehensive loss – foreign currency translation adjustments	(31,233)	(8,488)
Total shareholders’ equity attributable to Vaccitech plc shareholders’	254,401	252,125
Noncontrolling interest	366	437
Total shareholders’ equity	$254,767	$252,562
Total liabilities and shareholders’ equity	$285,056	$280,715

1 indicates amount less than thousand

VACCITECH PLC

CONDENSED Consolidated StatementS of Operations and Comprehensive Loss

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Six months ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
License revenue (1)	$17,063	$16	$32,072	$32
Service revenue	-	-	-	21
Research grants and contracts	-	19	9	197
Total revenue	17,063	35	32,081	250
Operating expenses
Research and development	9,720	4,509	20,421	9,119
General and administrative	(6,445)	12,371	(2,782)	14,148
Total operating expenses	3,275	16,880	17,639	23,267
Income/(Loss) from operations	13,788	(16,845)	14,442	(23,017)
Other income (expense):
Change in fair value of derivatives embedded in convertible loan notes	-	-	-	5,994
Change in fair value of contingent consideration	(626)	-	(626)	-
Unrealized exchange gain on convertible loan notes	-	-	-	209
Loss on extinguishment of convertible loan notes	-	-	-	(13,789)
Interest income	669	-	752	2
Interest expense	66	-	(8)	(2,650)
Research and development incentives	826	875	1,874	1,830
Other	51	(3)	51	(3)
Total other (expense) income	986	872	2,043	(8,407)
Tax benefit /(expense)	915	(12)	1,778	53
Net Income/(loss)	15,689	(15,985)	18,263	(31,371)
Net loss attributable to noncontrolling interest	4	58	26	176
Net income/(loss) attributable to Vaccitech plc shareholders	15,693	(15,927)	18,289	(31,195)

Weighted-average ordinary shares outstanding, basic	37,202,600	24,897,665	37,196,843	16,523,961
Weighted-average ordinary shares outstanding, diluted	38,174,426	24,897,665	38,260,579	16,523,961
Net income (loss) per share attributable to ordinary shareholders, basic	$0.42	$(0.64)	$0.49	$(1.89)
Net income (loss) per share attributable to ordinary shareholders, diluted	$0.41	$(0.64)	$0.48	$(1.89)

Net Income/(loss)	$15,689	$(15,985)	$18,263	$(31,371)
Other comprehensive (loss)/income – foreign currency translation adjustments	(16,807)	86	(22,790)	(1,330)
Comprehensive loss	(1,118)	(15,899)	(4,527)	(32,701)
Comprehensive loss attributable to noncontrolling interest	34	55	71	169
Comprehensive loss attributable to Vaccitech plc Shareholders	$(1,084)	$(15,844)	$(4,456)	$(32,532)

(1)	Includes license revenue from related parties for the 3 and 6 month period ended June 30, 2022 of $17.1 million and $32.1 million, respectively.

Investors:

Vaccitech Investor Relations

ir@vaccitech.co.uk

Vaccitech Media Contacts:

Katja Stout, Scius Communications (EU)

Direct: +44 (0) 7789435990

Email: katja@sciuscommunications.com

Katie Larch / Robert Flamm, Ph.D., Burns McClellan, Inc. (U.S.)
Email: klarch@burnsmc.com / rflamm@burnsmc.com